EXHIBIT 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William A. McDonnell, Vice President and Chief Financial Officer of AMF Bowling Worldwide, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended July 2, 2006 of AMF Bowling Worldwide, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: April 2, 2007

/s/ William A. McDonnell
William A. McDonnell
Vice President and Chief Financial Officer